EXHIBIT FS-8

                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                                  BALANCE SHEET
                                  (IN MILLIONS)

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

                                                                           REPORTED         SERVICE TERRITORY       PRO FORMA
                                                                         DECEMBER 31,           TRANSFER          DECEMBER 31,
                                                                             2004            ADJUSTMENTS (A)           2004
                                                                        --------------     ------------------     --------------
                                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                             $           2       $              -                  2
  Accounts receivable - trade (less allowance for doubtful
     accounts of $1 and $1, respectively)                                          48                     10                 58
  Unbilled revenue                                                                 71                      9                 80
  Miscellaneous accounts and notes receivable                                      13                      -                 13
  Current portion of intercompany note receivable - Genco                         249                      -                249
  Current portion of intercompany tax receivable - Genco                           11                      -                 11
  Materials and supplies                                                           56                      4                 60
  Other current assets                                                             18                      -                 18
                                                                        --------------     ------------------     --------------
    Total current assets                                                          468                     23                491
                                                                        --------------     ------------------     --------------
PROPERTY AND PLANT, NET                                                           953                    126              1,079
INVESTMENTS AND OTHER NON-CURRENT ASSETS:
  Intercompany note receivable - Genco                                              -                      -                  -
  Intercompany tax receivable - Genco                                             138                      -                138
  Other assets                                                                     23                      -                 23
                                                                        --------------     ------------------     --------------
    Total investments and other non-current assets                                161                      -                161
                                                                        --------------     ------------------     --------------
REGULATORY ASSETS                                                                  33                      4                 37
                                                                        --------------     ------------------     --------------
        TOTAL ASSETS                                                    $       1,615       $            153       $      1,768
                                                                        ==============     ==================     ==============


                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt                                  $          20       $              -       $         20
  Accounts and wages payable                                                       76                      2                 78
  Borrowings from money pool                                                       68                      -                 68
  Taxes accrued                                                                     -                      2                  2
  Other current liabilities                                                        32                      1                 33
                                                                        --------------     ------------------     --------------
    Total current liabilities                                                     196                      5                201
                                                                        --------------     ------------------     --------------
LONG-TERM DEBT, NET                                                               430                      -                430
INTERCOMPANY NOTES PAYABLE - UE                                                     -                     69                 69
DEFERRED CREDITS AND OTHER NON-CURRENT LIABILITIES:
  Accumulated deferred income taxes, net                                          298                      -                298
  Accumulated deferred investment tax credits                                      10                      6                 16
  Regulatory liabilities                                                          151                      3                154
  Other deferred credits and liabilities                                           40                      1                 41
                                                                        --------------     ------------------     --------------
    Total deferred credits and other non-current liabilities                      499                     10                509
                                                                        --------------     ------------------     --------------
COMMITMENTS AND CONTINGENCIES (NOTES 1, 3, AND 15)
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 45.0 shares authorized -                              -                      -                  -
    25.5 shares outstanding
  Other paid-in capital                                                           121                     69                190
  Preferred stock not subject to mandatory redemption                              50                      -                 50
  Retained earnings                                                               323                      -                323
  Accumulated other comprehensive loss                                             (4)                     -                 (4)
                                                                        --------------     ------------------     --------------
    Total stockholders' equity                                                    490                     69                559
                                                                        --------------     ------------------     --------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $       1,615      $             153      $       1,768
                                                                        ==============     ==================     ==============


(A) TO REFLECT THE TRANSFER OF UE'S ILLINOIS-BASED ELECTRIC AND GAS BUSINESSES, INCLUDING ITS ILLINOIS-BASED DISTRIBUTION ASSETS AND
CERTAIN OF ITS TRANSMISSION ASSETS, TO CIPS. ASSUMES UE TRANSFERS APPROXIMATELY ONE-HALF OF THE ASSETS DIRECTLY TO CIPS IN
CONSIDERATION FOR A CIPS SUBORDINATED PROMISSORY NOTE, AND APPROXIMATELY ONE-HALF OF THE ASSETS BY MEANS OF A DIVIDEND IN KIND TO
AMEREN FOLLOWED BY A CAPITAL CONTRIBUTION BY AMEREN.

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